UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2023

ATI Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 McKinney Avenue, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 289-7454

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 11, 2023, ATI Inc. (the “Company”) completed its offering and sale of $425 million aggregate principal amount of the Company’s unsecured 7.250% Senior Notes due 2030 (the “Notes”). The offering and sale of the Notes (the “Offering”) were made pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission.

The Notes were issued pursuant to the Indenture, dated as of September 14, 2021 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of August 11, 2023 (the “Supplemental Indenture”), between the Company and the Trustee.

The Notes will accrue interest at the rate of 7.250% per annum and will mature on August 15, 2030. The Notes will be payable in cash semi-annually in arrears on each February 15 and August 15, commencing February 15, 2024.

Prior to August 15, 2026, the Company may redeem the Notes, at its option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus an applicable premium determined as set forth in the Supplemental Indenture and accrued and unpaid interest to but not including the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On and after August 15, 2026, the Company may redeem the Notes, at its option, at any time in whole or from time to time in part, at redemption prices specified in the Supplemental Indenture, plus accrued and unpaid interest to but not including the redemption date on the principal amount of the Notes to be redeemed.

In addition, at any time prior to August 15, 2026, the Company may, at its option and at any time, redeem up to 40.0% of the aggregate principal amount of the Notes at a redemption price equal to 107.250% of the aggregate principal amount thereof, plus accrued and unpaid interest to but not including the redemption date on the principal amount of the Notes to be redeemed, with the net proceeds of one or more of certain equity offerings; provided that at least 60% of the aggregate principal amount of the applicable series of Notes remains outstanding immediately after the occurrence of each such redemption.

If an event of default with respect to the Notes occurs, the principal amount of the Notes, plus premium, if any, and accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions. These amounts automatically become due and payable in the case of certain types of bankruptcy, insolvency or reorganization events of default involving the Company.

The foregoing is a summary of the material terms and conditions of the Indenture, as supplemented by the Supplemental Indenture, and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Indenture and the Supplemental Indenture, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference. A form of Note is included in Exhibit 4.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On August 7, 2023, the Company executed and delivered an underwriting agreement (the “Underwriting Agreement”), by and between the Company and Citigroup Global Markets Inc., as representative of the underwriters named therein (the “Underwriters”), relating to the Offering. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The opinion of the Company’s counsel as to the validity of the Notes issued and sold in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 1.1	Underwriting Agreement, dated as of August 7, 2023, by and between ATI Inc. and Citigroup Global Markets Inc., as representative of the underwriters named therein.

Exhibit 4.1	Indenture, dated as of September 14, 2021, between Allegheny Technologies Incorporated and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 14, 2021 (File No. 1-12001)).

Exhibit 4.2	Second Supplemental Indenture, dated August 11, 2023, between ATI Inc. and Computershare Trust Company, N.A., as trustee.

Exhibit 4.3	Form of 7.250% Senior Note due 2030 (included in Exhibit 4.2).

Exhibit 5.1	Opinion of K&L Gates LLP.

Exhibit 23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI Inc.

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, Chief Legal and Compliance Officer

Dated: August 11, 2023